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                                                                    EXHIBIT 24.5



                               POWER OF ATTORNEY



     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director and/or officer of eLoyalty Corporation, a Delaware corporation (the "Company"), hereby constitutes and appoints each of Kelly D. Conway and Timothy J. Cunningham, signing singly, as the undersigned's true and lawful attorney-in-fact, with full power and authority and full power of substitution, re-substitution or revocation, to:

     (a) execute for, in the name and on behalf of the undersigned, in the undersigned's capacity as a director and/or officer of the Company, the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2000, together with any and all amendments thereto on Form 10-K/A deemed necessary, appropriate or desirable (collectively, the "Form 10-K"), pursuant to the Securities Exchange Act of 1934 and the rules thereunder;

     (b) file the Form 10-K, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission and any stock exchange or market or similar authority on which the Company's Common Stock is listed for trading and any other governmental or regulatory authority, and otherwise to act for him or her and on his or her behalf in connection therewith; and

     (c) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be required, appropriate or desirable to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

     IN WITNESS WHEREOF, the undersigned has signed this Power of Attorney as of this 15th day of March, 2001.



                                    /s/ John R. Purcell
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                                         Signature


                                       John R. Purcell
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                                       Printed Name